Exhibit 99.1

General Moly, Inc. — NYSE MKT and TSX: GMO

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
Phone: (303) 928-8599
Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES SECOND QUARTER 2012 RESULTS

LAKEWOOD, COLORADO — August 7, 2012, General Moly, Inc. (the “Company”) (NYSE MKT and TSX: GMO) announced its unaudited financial results for the second quarter ended June 30, 2012.  Net loss for the three months ended June 30, 2012 was $2.7 million ($0.03 per share), compared to a loss of $5.4 million ($0.06 per share) for the year ago period.

Our cash balance at the end of the second quarter was $28.2 million compared to $40.7 million at the end of 2011.  During the six months ended June 30, 2012, cash use of $12.5 million was the result of $9.4 million in Mt. Hope Project development, engineering and procurement costs, $3.7 million in General and Administrative expenses, partially offset by $0.6 million in proceeds from stock option exercises.

Financial information is included at the end of this release.

MT. HOPE PROJECT FINANCING UPDATE

In connection with the revised capital estimate referenced below, the Company has entered into a non-binding letter of intent (LOI) with Hanlong  (USA) Mining (“Hanlong”) to provide or arrange up to $125 million in subordinated debt to supplement a previously announced $665 million Chinese sourced term loan that is being negotiated with China Development Bank (CDB).  The terms of this LOI with Hanlong include the initial availability of $75 million (Tranche A) during the Mt. Hope Project’s construction period and an additional $50 million (Tranche B) available during the 6 month period post construction.  The $125 million facility can be reduced to the extent equipment is leased.  Both Tranche A & B, if drawn, will mature in 5 years from the Mt. Hope Project’s achievement of commercial production.

CDB has confirmed the basic terms underlying a proposed $665 million term loan to finance the Mt. Hope Project, including a CDB intention to lend $399 million and arrange a consortium of Chinese and international banks to fund the remaining balance.  The Company and Hanlong are continuing to work with CDB with a target of having the term loan completed, approved and available to the Company shortly after receipt of the Mt. Hope Project’s operating permits.Once the CDB term loan is in place and required permits are received, the Company intends to close on Hanlong’s Tranche 2 equity purchase for $40 million.

When final permits are received, POS-Minerals Corporation (a 20% owner of the Mt. Hope Project) is anticipated to fund its final $56 million initial contribution, plus 20% of all costs the Company has spent on the Mt. Hope Project to date.  The Company estimates this combined payment will be approximately $100 million.  Thereafter, the Mt. Hope Project will be funded 80% by the Company and 20% by POS-Minerals Corporation.

MT. HOPE PROJECT PERMITTING UPDATE

The Bureau of Land Management (“BLM”) published the Mt. Hope Draft Environmental Impact Statement (“EIS”) for public comment on December 2, 2011.  The public comment period concluded on March 1, 2012.  The BLM is now in the process of completing the Final EIS.  Once the Final EIS is completed, it will be advanced toward publication through the

Notice of Availability process within the U.S. Department of the Interior and thereafter published in the Federal Register for a 30-day period.  Following the close of this period, we anticipate the BLM to issue a Record of Decision (“ROD”) allowing the Company to initiate construction activities.  The Company continues to anticipate the ROD to be issued in the second half of this year.

In addition to the ROD, three Nevada state-issued permits are viewed as major environmental permits.  These are the Air Quality Permit, Water Pollution Control Permit, and the Reclamation Permit.  The Air Quality Permit was received on May 30, 2012.  The Company continues to develop the applications and supporting information for the remaining two permits, and anticipates receiving them before the issuance of ROD.

MT. HOPE PROJECT WATER RIGHTS UPDATE

On July 15, 2011, the Nevada State Engineer issued a second Ruling granting the Company’s water right applications for the Mt. Hope Project’s mining operations.  The State Engineer issued all water permits on December 14, 2011 and certain amended permits on January 4, 2012. The Ruling was appealed to the Nevada State District Court and the Ruling was upheld in a decision entered on June 14, 2012.  The water became available for use at the Mt. Hope Project following the State Engineer’s approval of the Company’s Monitoring, Management and Mitigation Plan (“3M Plan”) on June 6, 2012.

On July 10 and 11, 2012, respectively, Eureka County and two other parties comprised of one individual water rights holder in Diamond Valley and one in Kobeh Valley filed Notices of Appeal, appealing to the Nevada Supreme Court the Nevada State District Court’s Order denying their appeals of the State Engineer’s July 2011 Ruling.  We are very confident in the decision of the Nevada State District Court and that the Nevada Supreme Court will uphold the decision which denied all appeals of the State Engineer’s Ruling.

On July 5, 2012, the same two individual water rights holders appealing the Nevada State District Court’s Order to the Nevada Supreme Court filed an appeal of the State Engineer’s approval of the Company’s 3M Plan to the same Nevada State District Court.  Eureka County did not appeal the approved 3M Plan.  We anticipate a favorable Nevada State District Court decision upholding the 3M Plan.

Notwithstanding these further appeals, the water remains available to the Company, as described above, for use at the Mt. Hope Project for construction and ultimate production.

MT. HOPE PROJECT CAPITAL, ENGINEERING,  AND EQUIPMENT PROCUREMENT UPDATE

As announced on August 1, 2012 the Company completed a review of the capital cost requirements for the Mt. Hope Project based on current major equipment, labor and material pricing and further engineering definition.  The project capital was also updated for currently known permitting and regulatory requirements and includes the schedule impacts of permitting delays since the September 2008 feasibility study update, which was confirmed in November 2009.  The Mt. Hope Project has not materially changed in scope and is currently designed at 60% engineering completion with solid scope definition.  The overall capital cost estimate has increased by 11%, or $130 million, and now totals $1,284 million.  The Company’s 80% share of the increase is $104 million.  This estimate will continue to be reviewed and is subject to change based on labor, equipment and construction material escalation, changes in project design, schedule delays, regulatory requirements and other factors.

Engineering efforts, which were paused in March 2009, were restarted earlier this year by M3 Engineering & Technology following the publication of the Draft EIS.  The Company has now ordered or purchased most of the long-lead milling equipment, haul trucks & mine support equipment, mine production drills, and has entered into a non-firm agreement for the purchase of electric shovels.  While equipment procurement has restarted, firm orders for some loading equipment and other process equipment must still be placed.

MOLYBDENUM MARKET UPDATE

During 2011, molybdenum prices traded in a relatively narrow range between $12.85 and $17.70 per pound, finishing the year at $13.40 per pound, according to Ryan’s Notes, a ferro-alloy industry news and pricing publication.  Since year end, prices have drifted lower on sluggish demand and are currently trading at $11.80 per pound.

Additional information on the Company’s second quarter 2012 results will be available in General Moly’s 2012 Form 10-Q, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

GENERAL MOLY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(In thousands except per share amounts)

	June 30, 2012 (Unaudited)	December 31, 2011
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$28,202	$40,709
Deposits, prepaid expenses and other current assets	127	105
Total Current Assets	28,329	40,814
Mining properties, land and water rights — Note 4	156,281	143,732
Deposits on project property, plant and equipment	67,102	66,474
Restricted cash held for electricity transmission	12,005	12,005
Restricted cash held for reclamation bonds	1,133	1,133
Non-mining property and equipment, net	711	819
Capitalized debt issuance costs	5,240	3,136
Other assets	2,994	2,994
TOTAL ASSETS	$273,795	$271,107
LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY:
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,654	$4,568
Accrued advance royalties	8,950	8,950
Accrued payments to Agricultural Sustainability Trust and Hanlong	4,000	2,000
Current portion of long term debt	10,685	10,596
Total Current Liabilities	27,289	26,114
Provision for post closure reclamation and remediation costs	627	587
Deferred gain	1,450	1,150
Accrued advance royalties	5,200	—
Accrued payments to Agricultural Sustainability Trust	2,000	2,000
Long term debt, net of current portion	95	131
Total Liabilities	36,661	29,982

COMMITMENTS AND CONTINGENCIES — Note 10
CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	98,073	98,073

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized, 91,226,533 and 90,818,248 shares issued and outstanding, respectively	91	91
Additional paid-in capital	257,737	255,894
Accumulated deficit before exploration stage	(213)	(213)
Accumulated deficit during exploration and development stage	(118,554)	(112,720)
Total Equity	139,061	143,052
TOTAL LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY	$273,795	$271,107

GENERAL MOLY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited - In thousands, except per share amounts)

	Three Months Ended		Six Months Ended		January 1, 2002 (Inception of Exploration
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011	Stage) to June 30, 2012

REVENUES	$—	$—	$—	$—	$—
OPERATING EXPENSES:
Exploration and evaluation	156	288	324	456	40,025
Write downs of development and deposits	—	3,403	—	3,403	8,819
General and administrative expenses	2,457	2,291	5,382	6,228	75,157
TOTAL OPERATING EXPENSES	2,613	5,982	5,706	10,087	124,001
LOSS FROM OPERATIONS	(2,613)	(5,982)	(5,706)	(10,087)	(124,001)
OTHER INCOME / (EXPENSE)
Interest and dividend income	—	8	—	19	4,062
Interest expense	(64)	(66)	(128)	(126)	(542)
TOTAL OTHER (EXPENSE) / INCOME , NET	(64)	(58)	(128)	(107)	3,520
LOSS BEFORE INCOME TAXES	(2,677)	(6,040)	(5,834)	(10,194)	(120,481)
Income Taxes	—	—	—	—	—
CONSOLIDATED NET LOSS	$(2,677)	$(6,040)	$(5,834)	$(10,194)	$(120,481)
Less: Net loss attributable to contingently redeemable noncontrolling interest	—	680	—	680	1,927
NET LOSS ATTRIBUTABLE TO GENERAL MOLY, INC.	$(2,677)	$(5,360)	$(5,834)	$(9,514)	$(118,554)
Basic and diluted net loss attributable to General Moly per share of common stock	$(0.03)	$(0.06)	$(0.06)	$(0.10)
Weighted average number of shares outstanding — basic and diluted	91,223	90,750	91,199	90,749

COMPREHENSIVE LOSS	$(2,677)	$(5,360)	$(5,834)	$(9,514)	$(118,554)

GENERAL MOLY, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - In thousands)

	Six Months Ended		January 1, 2002 (Inception of Exploration Stage) to
	June 30, 2012	June 30, 2011	June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(5,834)	$(10,194)	$(120,481)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	209	198	1,853
Interest expense	128	126	542
Equity compensation for employees and directors	995	1,282	17,807
(Increase) in deposits, prepaid expenses and other	(22)	(291)	(35)
Increase (Decrease) in accounts payable and accrued liabilities	777	(2,655)	(6,526)
Increase (Decrease) in post closure reclamation and remediation costs	40	(12)	418
Write downs of development and deposits	—	3,403	8,819
Services and expenses paid with common stock	—	—	1,990
Repricing of warrants	—	—	965
(Increase) in restricted cash held for electricity transmission	—	—	(12,005)
Net cash used by operating activities	(3,707)	(8,143)	(106,653)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase and development of mining properties, land and water rights	(7,161)	(4,743)	(127,983)
Deposits on property, plant and equipment	(2,319)	(6)	(70,226)
Proceeds from option to purchase agreements	300	585	1,450
Purchase of securities	—	—	(137)
Increase in restricted cash held for reclamation bonds	—	—	(642)
Cash provided by sale of marketable securities	—	—	246
Net cash used by investing activities	(9,180)	(4,164)	(197,292)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock, net of issuance costs	559	19,412	228,278
Net (decrease) increase in leased assets	(75)	(99)	57
Payments for debt issuance costs	(104)	(1,310)	(3,240)
Proceeds from debt	—	—	10,000
Cash proceeds from POS-Minerals Corporation	—	—	100,000
Cash paid to POS-Minerals Corporation for purchase price adjustment	—	—	(2,994)
Net cash provided by financing activities	380	18,003	332,101
Net increase (decrease) in cash and cash equivalents	(12,507)	5,696	28,156
Cash and cash equivalents, beginning of period	40,709	53,571	46
Cash and cash equivalents, end of period	$28,202	$59,267	$28,202
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity compensation capitalized as development	$289	$112	$6,747
Accrued portion of advance royalties	5,200	—	14,150
Accrued portion of capitalized debt issuance costs	2,000	—	2,000
Restricted cash held for reclamation bond acquired in an acquisition	—	—	491
Post closure reclamation and remediation costs and accounts payable assumed in an acquisition	—	—	263
Common stock and warrants issued for property and equipment	—	—	1,586
Accrued portion of payments to the Agricultural Sustainability Trust	—	—	4,000

* * * *

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT (formerly the NYSE AMEX) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:
Dave Chaput	(303) 928-8591	info@generalmoly.com
Media — Zach Spencer	(775) 748-6059	zspencer@generalmoly.com

Website: http://www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  The closing of the Hanlong equity purchase transaction is subject to a number of conditions precedent that may not be fulfilled.  The bank financing and subordinated loans are subject to final negotiation and satisfaction of conditions precedent.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.